Tidal Trust II 485BPOS

Exhibit 99.(h)(ii)(3)

THIRD AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT effective as of the last date on the signature block, to the Fund Sub-Administration Servicing Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL ETF SERVICES LLC (the “Company” or “Tidal”), with respect to Tidal ETF Trust II, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended to add the following funds:

●	REX Short MSTR ETF
●	REX Short COIN ETF
●	REX Short GME ETF
●	REX Short AMC ETF
●	REX Short PTON ETF
●	REX Short TLRY ETF
●	REX Short NKLA ETF
●	REX Short HOOD ETF
●	REX Short BYND ETF
●	REX Short PENN ETF
●	Nicholas Fixed Income Alternative ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.         Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

(SIGNATURES ON NEXT PAGE)

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST II		U.S. BANCORP FUND SERVICES, LLC

By:	/s/Eric Falkeis	By:	/s/Jason Hadler
Name:	Eric Falkeis	Name:	Jason Hadler
Title:	President	Title:	Sr. Vice President
Date:	11/16/2022	Date:	11/28/22

Amended Exhibit A to the

Fund Sub-Administration Servicing Agreement

Fund Names

Separate Series of Tidal ETF Trust II

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax ARKK Option Income ETF

YieldMax KWEB Option Income ETF

YieldMax GDX Option Income ETF

YieldMax XBI Option Income ETF

YieldMax TLT Option Income ETF

YieldMax AAPL Option Income ETF

YieldMax AMZN Option Income ETF

YieldMax BRK.B Option Income ETF

YieldMax COIN Option Income ETF

YieldMax META Option Income ETF

YieldMax GOOG Option Income ETF

YieldMax NFLX Option Income ETF

YieldMax NVDA Option Income ETF

YieldMax SQ Option Income ETF

YieldMax TSLA Option Income ETF

Senior Secured Credit Opportunities ETF

Meet Kevin All In ETF

Meet Kevin Select ETF

Meet Kevin Moderate ETF

REX Short MSTR ETF

REX Short COIN ETF

REX Short GME ETF

REX Short AMC ETF

REX Short PTON ETF

REX Short TLRY ETF

REX Short NKLA ETF

REX Short HOOD ETF

REX Short BYND ETF

REX Short PENN ETF

Nicholas Fixed Income Alternative ETF